UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor,
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwritten Offering

On August 8, 2025, Assembly Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC (“Guggenheim Securities”), as representative of the several underwriters listed in Schedule A thereto (the “Underwriters”), in connection with the issuance and sale, in an underwritten, registered offering (the “Offering”), of: (1) 5,591,840 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (the “Registered Shares”), together with accompanying Class A warrants (the “Class A Warrants”) and Class B warrants (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants”) to purchase up to an aggregate of 5,591,840 shares of Common Stock, at an offering price of $19.60 per share and accompanying one-half of one Class A Warrant and one-half of one Class B Warrant, and (2) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,040,820 shares of Common Stock, together with accompanying Class A Warrants and Class B Warrants to purchase up to an aggregate of 1,040,820 shares of Common Stock, at an offering price of $19.599 per Pre-Funded Warrant and accompanying one-half of one Class A Warrant and one-half of one Class B Warrant. The Registered Shares, the Warrants and the Pre-Funded Warrants are referred to collectively as the “Registered Securities”).

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering. Subject to certain exceptions, the Company’s executive officers and directors agreed not to sell or otherwise dispose of any of the shares of Common Stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such executive officer and director and ending 90 days after the date of the final prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offering pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) without first obtaining the written consent of Guggenheim Securities.

The closing of the Offering occurred on August 11, 2025.

The aggregate net proceeds to the Company from the Offering were approximately $122.0 million, after deducting estimated offering expenses payable by the Company, including fees to the Underwriters, and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants and the Warrants. The Company anticipates using the net proceeds from the Offering for general corporate purposes.

The Warrants have an exercise price equal to $21.60 per share. The Class A Warrants became immediately exercisable on the date of issuance and will expire on the earlier of (i) five years from the date of issuance (August 11, 2030) and (ii) the date that is 30 days after the public announcement that the Company has completed enrollment (of at least 200 patients total) for its Phase 2 clinical study evaluating ABI-5366 vs. valacyclovir. The Class B Warrants become exercisable after November 15, 2026 and expire on December 31, 2026, provided that each Class B Warrant will automatically terminate in full and be extinguished and will no longer be exercisable in the event that the Company publicly announces prior to November 15, 2026 that the Company has received at least $75 million in the aggregate of non-dilutive capital in connection with a collaboration agreement.

A holder of the Warrants may not exercise any portion of the Warrants to the extent that such holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, upon at least 61 days’ prior notice from a holder to the Company, such holder may increase or decrease such beneficial ownership threshold of outstanding Common Stock (measured after exercising any portion of that holder’s Warrants), as applicable, up to 9.99%, or 19.99% in the case of a holder who beneficially owns more than 9.99% of the Common Stock immediately prior to the issue date of such Warrants, of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Pre-Funded Warrants have an initial exercise price of $0.001 per share and became immediately exercisable on the date of issuance. The Pre-Funded Warrants do not have a termination date.

A holder of the Pre-Funded Warrants may not exercise any portion of the Pre-Funded Warrants to the extent that such holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, upon at least 61 days’ prior notice from a holder to the Company, such holder may increase or decrease such beneficial ownership threshold of outstanding Common Stock (measured after exercising any portion of that holder’s Pre-Funded Warrants), as applicable, up to 9.99%, or 19.99% in the case of a holder who beneficially owns more than 9.99% of the Common Stock immediately prior to the issue date of such Pre-Funded Warrants, of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants and Pre-Funded Warrants will be subject to appropriate adjustment (but not below the par value of the Common Stock) in the event of certain stock dividends, stock splits, stock combinations or issuances by reclassification affecting the Common Stock and the exercise price.

The Offering was made pursuant to (1) an effective Registration Statement on Form S-3 (File No. 333-285970) filed with the SEC on March 20, 2025, (2) an effective Registration Statement on Form S-3 (File No. 333-289395) filed under Rule 462(b) of the Securities Act on August 7, 2025, and (3) a related prospectus supplement dated August 8, 2025 filed with the SEC.

The foregoing summaries of the Offering, the Underwriting Agreement and the Registered Securities do not purport to be complete are qualified in their entirety by reference to the definitive transaction documents. Copies of the Underwriting Agreement, the form of Class A Warrant, the form of Class B Warrant and the form of Pre-Funded Warrant are attached hereto as Exhibits 1.01, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

A copy of the Skadden, Arps, Slate, Meagher & Flom LLP opinion relating to the legality of the issuance and sale of the Registered Securities offered in the Offering, and shares of Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrants offered in the Offering, is attached as Exhibit 5.1 and is incorporated by herein by reference.

Private Placement

On August 8, 2025, the Company entered into a Securities Purchase Agreement (the “Gilead Purchase Agreement”) with Gilead Sciences, Inc. (“Gilead”) for the issuance and sale, in a private placement in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state law (the “Private Placement”), of: 2,295,920 shares of the Company’s Common Stock (the “Private Placement Shares”), together with accompanying Class A Warrants and Class B Warrants to purchase up to 2,295,920 shares of common stock (together, the “Private Placement Warrants” and, together with the Private Placement Shares, the “Private Placement Securities”) at the offering price described above. Such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The Gilead Purchase Agreement contains customary representations, warranties, covenants and conditions. In the Gilead Purchase Agreement, the Company agreed to indemnify Gilead against certain liabilities that could be incurred by it in connection with the Private Placement. The closing of the Private Placement occurred on August 11, 2025.

The aggregate net proceeds to the Company from the Private Placement were approximately $45.0 million, after deducting offering expenses and excluding any proceeds the Company may receive upon exercise of the Private Placement Warrants. The Company anticipates using the net proceeds from the Private Placement for general corporate purposes.

The Private Placement Securities were sold to Gilead pursuant to the terms of Gilead’s existing Investor Rights Agreement, as amended, with the Company.

The Private Placement Warrants have the same terms as the Class A Warrants and the Class B Warrants described above. Gilead, together with its affiliates, may not exercise any portion of the Private Placement Warrants to the extent that Gilead would own more than 19.99% (subject to increase to 29.99% as elected by Gilead) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants.

The foregoing summaries of the Private Placement, the Gilead Purchase Agreement and the Private Placement Securities do not purport to be complete and are qualified in their entirety by reference to the Private Placement Warrants and the Gilead Purchase Agreement filed herewith as Exhibits 4.4, 4.5 and 10.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Private Placement” is incorporated by reference herein.

Item 8.01	Other Events.

On August 8, 2025, the Company issued a press release announcing the pricing of the Offering and Private Placement. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 8, 2025, by and between the Company and Guggenheim Securities, LLC.

4.1	Form of Class A Warrant.

4.2	Form of Class B Warrant.

4.3	Form of Pre-Funded Warrant.

4.4	Private Placement Class A Warrant.

4.5	Private Placement Class B Warrant.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Securities Purchase Agreement, dated August 8, 2025, by and between the Company and Gilead Sciences, Inc.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Press release dated August 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: August 11, 2025	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary

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